As filed with the Securities and Exchange Commission on July 9, 2015
Registration No. 333-185111

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	50 Rockefeller Plaza New York, New York 10020 (212) 492-1100	90-0885534
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Trevor P. Bond
Corporate Property Associates 18 — Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Kathleen L. Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to public:
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 relates to the Registration Statement on Form S-11 (Registration No. 333-185111) filed by Corporate Property Associates 18 — Global Incorporated (“CPA®:18”) with the Securities and Exchange Commission on November 21, 2012 registering up to $1,400,000,000 in shares of common stock, par value $0.001 per share, in any combination of Class A and Class C Shares (the “Registration Statement”).

CPA®:18 has terminated all offerings of its securities under the Registration Statement. In accordance with an undertaking made by CPA®:18 in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance which remain unsold at the termination of the offering, CPA®:18 hereby removes from registration all of such securities of CPA®:18 registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 9, 2015.

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED

By:	/s/ Trevor P. Bond
Trevor P. Bond
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 in reliance on Rule 478 of the Securities Act of 1933, as amended.